UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
Commerce Bancshares, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(4) and 0-11.

Commerce Bancshares, Inc.

VOTE

Online

Go to **www.envisionreports.com/CBSH** or scan the QR code — login details are located in the shaded bar below.

Votes submitted electronically must be received by 11:00 p.m. Central Time, Tuesday, April 18, 2023, except proxies submitted for shares held in Company's Participating Investment Plan must be received by 11:00 p.m. Central Time on April 12, 2023.

Shareholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for Commerce Bancshares, Inc. Shareholder Meeting to be Held on April 19, 2023.

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

www.envisionreports.com/CBSH

Easy Online Access — View your proxy materials and vote.

Step 1: Go to **www.envisionreports.com/CBSH**.
Step 2: Click on **Cast Your Vote or Request Materials**.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before April 7, 2023 to facilitate timely delivery.

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Shareholder Meeting Notice

Commerce Bancshares, Inc. Annual Meeting of Shareholders will be held on Wednesday, April 19, 2023, at 9:30 a.m., Central Time, virtually via the Internet at meetnow.global/MT2LVNR. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommend a vote FOR each Director, FOR Proposals 2, 3, 5 and 6 and for 1 YEAR on Proposal 4:

1. To elect four Directors to the 2026 Class for a term of three years:
   01 - Blackford F. Brauer
   02 - W. Kyle Chapman
   03 - Karen L. Daniel
   04 - David W. Kemper
2. To ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for 2023;
3. Advisory approval of the Company's executive compensation ("Say on Pay");
4. Advisory approval on the frequency of the Company's executive compensation vote ("Say on Pay Frequency");
5. Approve the Amendment of the Company's Articles of Incorporation to increase the number of shares of authorized common stock; and
6. Approval of amendment and restatement of the Commerce Bancshares, Inc. Equity Incentive Plan, including an extension of the term.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. Please note there is no in-person meeting to attend, you may vote virtually via the Internet at meetnow.global/MT2LVNR.

Here's how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

- **Internet** – Go to **www.envisionreports.com/CBSH**. Click Cast Your Vote or Request Materials.
- **Phone** – Call us free of charge at 1-866-641-4276.
- **Email** – Send an email to investorvote@computershare.com with "Proxy Materials Commerce Bancshares, Inc." in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

  To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by April 7, 2023.